                         MONTHLY SERVICER'S CERTIFICATE

                                CAPITAL ONE BANK

                            CAPITAL ONE MASTER TRUST
                                 SERIES 2002-CC



       The undersigned, a duly authorized representative of Capital One Bank, as Servicer, pursuant to the Pooling and Servicing Agreement dated as of September 30, 1993 (as amended and supplemented, the "Agreement", as supplemented by the Series 2002-CC Supplement (as amended and supplemented, the "Series Supplement"), among Capital One Funding, LLC, as Transferor, Capital One Bank, as Servicer, and The Bank of New York, as Trustee, does hereby certify as follows:

       1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement, as applicable.

       2. Capital One Bank is, as of the date hereof, the Servicer under the Agreement.

       3. The undersigned is a Servicing Officer.

       4. This Certificate relates to the Distribution Date occurring on February 18, 2003.

       5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects under the Agreement through the Monthly Period preceding such Distribution Date.

       6. As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event occurred on or prior to such Distribution Date.

       7. As of the date hereof, to the best knowledge of the undersigned, no Lien has been placed on any of the receivables other than pursuant to the Agreement.


       IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this eleventh day of February, 2003.

                            CARD SERIES SCHEDULE TO
                         MONTHLY NOTEHOLDERS' STATEMENT

Date:              February 11, 2003

                      CAPITAL ONE MULTI-ASSET EXECUTION TRUST, ASSET POOL 1
                             Monthly Period Ending: January 31, 2003

Reference is made to the Series 2002-CC Supplement (the "Series 2002-CC Supplement"), dated as of October 9, 2002, between Capital One Funding, LLC, a Virginia limited liability company ("Funding"), as Transferor, Capital One Bank, a Virginia banking corporation (the "Bank"), as Servicer, and The Bank of New York, as Trustee, and the Indenture (the "Indenture"), dated as of October 9, 2002, between Capital One Multi-asset Execution Trust, as Issuer, and The Bank of New York, as Indenture Trustee. Terms used herein and not defined herein have the meanings ascribed to them in the Series 2002-CC Supplement, the Indenture and the related Indenture Supplements, as applicable.

The following computations are prepared with respect to the Transfer Date of February 14, 2003 and with respect to the performance of the Trust during the related Monthly Period.


A. TARGETED DEPOSITS TO INTEREST FUNDING SUB-ACCOUNTS:


                       Targeted Deposit            Actual Deposit to    Interest Funding sub-
                     to Interest Funding sub-   Interest Funding sub-   account Balance prior    Interest Funding sub-
                          Account                     Account              to Withdrawals            Account Earnings
                     -----------------------     --------------------   ---------------------     --------------------
Class A (2002-1)         774,444.44                 774,444.44              774,444.44                 0.00

Class A (2002-2)         884,000.00                 884,000.00              884,000.00                 0.00

Class B (2002-1)         677,638.89                 677,638.89              677,638.89                 0.00

Class C (2002-1)         583,666.67                 583,666.67              583,666.67                 0.00


B. INTEREST TO BE PAID ON THE CORRESPONDING DISTRIBUTION DATE:

                                                            Total Amount of
                    CUSIP Number   Interest Payment Date    Interest to paid           Per $1000
                    ----------     ---------------------  --------------------     ----------------
Class A (2002-1)    14041NAC56        18-Feb-03              774,444.44              1.5488888889

Class A (2002-2)    14041NAD30        18-Feb-03              884,000.00              1.4733333333

Class B (2002-1)    14041NAA90        18-Feb-03              677,638.89              1.9361111111

Class C (2002-1)    14041NAB73        18-Feb-03              583,666.67              3.8911111111



C. TARGETED DEPOSITS TO PRINCIPAL FUNDING SUB-ACCOUNTS:

                     Targeted Deposit to        Actual Deposit to        Principal Funding sub-      Principal Funding sub-
                    Principal Funding sub-    Principal Funding sub-    account Balance prior to         Account Earnings
                          Account                   Account                   Withdrawals
                    ----------------------    ---------------------     -------------------------    -----------------------

NOTHING TO REPORT



D. PRINCIPAL TO BE PAID ON THE DISTRIBUTION DATE:

                                                                               Total Amount of
                         CUSIP Number          Principal Payment Date         Principal to be paid       Per $1000
                      -----------------        ----------------------        ---------------------    ----------------

NOTHING TO REPORT


E. TARGETED DEPOSITS TO CLASS C RESERVE SUB-ACCOUNTS:

                    Targeted Deposit to           Actual Deposit to          Class C Reserve sub-
                    Class C Reserve sub-         Class C Reserve sub-       Account Balance prior      Class C Reserve sub-
                          Account                     Account                  to Withdrawals            Account Earnings
                    --------------------         -------------------        ---------------------      ---------------------

NOTHING TO REPORT


F. WITHDRAWALS TO BE MADE FROM CLASS C RESERVE SUB-ACCOUNTS:

                                                                              Class C Reserve sub-
                                                                             Account Balance after
                    Withdrawals for Interest    Withdrawals for Principal        Withdrawals
                    ------------------------    -------------------------   -----------------------

NOTHING TO REPORT


G. TARGETED DEPOSITS TO CLASS D RESERVE SUB-ACCOUNTS:

                    Targeted Deposit to       Actual Deposit to        Class D Reserve sub-
                    Class D Reserve sub-     Class D Reserve sub-    Account Balance prior to     Class D Reserve sub-
                          Account                  Account                Withdrawals               Account Earnings
                    --------------------     --------------------    ------------------------     --------------------


NOTHING TO REPORT



H. WITHDRAWALS TO BE MADE FROM CLASS D RESERVE SUB-ACCOUNTS:

                                                                             Class D Reserve sub-
                                                                             Account Balance after
                    Withdrawals for Interest   Withdrawals for Principal         Withdrawals
                    ------------------------   -------------------------     ---------------------

NOTHING TO REPORT

I. TARGETED DEPOSITS TO ACCUMULATION RESERVE SUB-ACCOUNTS:

                                                                           Accumulation
                    Targeted Deposit to        Actual Deposit to        Reserve sub-Account       Accumulation
                      Accumulation           Accumulation Reserve        Balance prior to       Reserve sub-Account
                    Reserve sub-Account          sub-Account                Withdrawals             Earnings
                    -------------------      --------------------       -------------------     --------------------

NOTHING TO REPORT

J. WITHDRAWALS TO BE MADE FROM ACCUMULATION RESERVE SUB-ACCOUNTS:

                                                  Accumulation
                                               Reserve sub-Account
                                                  Balance after
                     Withdrawal Amount             Withdrawals
                    ------------------         -------------------

NOTHING TO REPORT

K. OUTSTANDING DOLLAR PRINCIPAL AMOUNT AND NOMINAL LIQUIDATION AMOUNT FOR THE RELATED MONTHLY PERIOD:(AS OF THE BEGINNING OF THE RELATED MONTHLY PERIOD)

                                                                            Adjusted Outstanding
                    Initial Dollar Principal  Outstanding Dollar Principal     Dollar Principal          Nominal Liquidation
                            Amount                    Amount                        Amount                   Amount
                    ------------------------  ---------------------------    --------------------    -----------------------
Class A (2002-1)        500,000,000.00                500,000,000.00            500,000,000.00           500,000,000.00

Class A (2002-2)        600,000,000.00                600,000,000.00            600,000,000.00           600,000,000.00

Class B (2002-1)        350,000,000.00                350,000,000.00            350,000,000.00           350,000,000.00

Class C (2002-1)        150,000,000.00                150,000,000.00            150,000,000.00           150,000,000.00

Class D (2002-1)         24,366,139.82                 24,366,139.82             24,366,139.82           24,366,139.82

L. CLASS A USAGE OF CLASS B, C AND D SUBORDINATION AMOUNTS:


                    Class A Usage     Class A Usage     Class A Usage   Cumulative Class  Cumulative Class
                      of Class          of Class          of Class        A Usage of         A Usage of      Cumulative Class A
                    B Subordination  C Subordination   D Subordination       Class B          Class C         Usage of Class D
                    Amount for this  Amount for this   Amount for this    Subordination     Subordination      Subordination
                    Monthly Period   Monthly Period     Monthly Period        Amount           Amount              Amount
                    --------------   ---------------   ---------------   ----------------  ---------------    ------------------

NOTHING TO REPORT

M. CLASS B USAGE OF CLASS C AND D SUBORDINATION AMOUNTS:

                        Class B Usage of          Class B Usage of
                      Class C Subordination     Class D Subordination    Cumulative Class B      Cumulative Class B
                        Amount for this            Amount for this         Usage of Class C        Usage of Class D
                        Monthly Period             Monthly Period        Subordination Amount    Subordination Amount
                    -----------------------    ----------------------   ---------------------   ---------------------
NOTHING TO REPORT

N. CLASS C USAGE OF CLASS D SUBORDINATION AMOUNTS:

                       Class C Usage of
                    Class D Subordination        Cumulative Class C
                      Amount for this             Usage of Class D
                       Monthly Period           Subordination Amount
                    ---------------------      ----------------------
NOTHING TO REPORT

O. REQUIRED AND AVAILABLE SUBORDINATION AMOUNT TO CLASS A, B AND C NOTES:
(AS OF THE DETERMINATION DATE, AFTER TAKING INTO ACCOUNT ALL ALLOCATIONS EXPECTED TO OCCUR ON THE DISTRIBUTION DATE)

                       Required       Available         Required         Available         Required        Available
                    Subordination   Subordination    Subordination     Subordination    Subordination   Subordination
                     Amount from     Amount from      Amount from       Amount from       Amount from     Amount from
                    Class B Notes   Class B Notes    Class C Notes     Class C Notes    Class D Notes   Class D Notes
                    -------------   -------------    -------------     -------------    -------------   -------------
Class A (2002-1)    61,538,500.00   61,538,500.00    44,615,500.00     44,615,500.00    9,231,000.00    9,231,000.00
Class A (2002-2)    73,846,200.00   73,846,200.00    53,538,600.00     53,538,600.00   11,077,200.00   11,077,200.00
Class B (2002-1)                                    115,205,929.43     115,205,929.43  23,836,260.92   23,836,260.92
Class C (2002-1)                                                                       24,366,139.82   24,366,139.82

P. NOMINAL LIQUIDATION AMOUNT FOR TRANCHES OF NOTES OUTSTANDING:
(AS OF DETERMINATION DATE, AFTER TAKING INTO ACCOUNT ALL ALLOCATIONS EXPECTED
 TO OCCUR ON THE DISTRIBUTION DATE)

                                     Increase due
                                     to issuance                      Reimbursements
                                     of additional     Withdrawal      of Nominal
                       Beginning       Notes or           from         Liquidation       Reductions due
                        Nominal      accretions of      Principal      Amount from       to reallocation
                      Liquidation    Principal for       Funding        Available         of Card Series
                         Amount      Discount Notes     sub-Account       Funds          Principal Amounts
                    ---------------  --------------    -----------     -------------     -----------------
Class A (2002-1)     500,000,000.00         -               -              -                   -

Class A (2002-2)     600,000,000.00         -               -              -                   -

Class B (2002-1)     350,000,000.00         -               -              -                   -

Class C (2002-1)     150,000,000.00         -               -              -                   -

Class D (2002-1)      24,366,139.82         -               -              -                   -


                                             Reductions due
                                              to deposits
                                                into the
                         Reduction due         Principal       Ending Nominal
                         to Investor            Funding         Liquidation
                         Charge-offs           sub-Account         Amount
                    --------------------     --------------    ---------------

Class A (2002-1)              -                   -           500,000,000.00

Class A (2002-2)              -                   -           600,000,000.00

Class B (2002-1)              -                   -           350,000,000.00

Class C (2002-1)              -                   -           150,000,000.00

Class D (2002-1)              -                   -            24,366,139.82


IN WITNESS WHEREOF, THE UNDERSIGNED HAS DULY EXECUTED AND DELIVERED THIS CERTIFICATE THIS ELEVENTH DAY OF FEBRUARY, 2009

                                            Capital One Bank,
                                            as Administrator

                                            By: _________________________
                                            Name: Tom Feil
                                            Title: Director of Capital Markets

                                                                     Page 7 of 7